Exhibit 3.4
CERTIFICATE OF MERGER
MERGING
CPC ACQUISITION CORPORATION
INTO
CALLON PETROLEUM COMPANY
          Callon Petroleum Company does hereby certify as follows:
          FIRST: That the name and state of incorporation of each of the constituent corporations to the merger is as follows:
          Callon Petroleum Company, a Delaware corporation; and CPC Acquisition Corporation, a Delaware corporation.
          SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.
          THIRD: That the name of the surviving corporation is Callon Petroleum Company.
          FOURTH: That the certificate of incorporation of Callon Petroleum Company as amended and attached as Exhibit A, shall be the certificate of incorporation of the surviving corporation.
          FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of Callon Petroleum Company, the surviving corporation, at:
200 North Canal Street
Natchez, Mississippi 39120
          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by Callon Petroleum Company, the surviving corporation, on request and without cost to any stockholder of a constituent corporation.

1

          IN WITNESS WHEREOF, Callon Petroleum Company has caused this certificate to be signed by its President and attested by its Secretary this 17th day of November, 1988.

By	/s/ Fred L. Callon
Fred L. Callon
President

Attest:
/s/ H. Michael Tatum, Jr.
H. Michael Tatum, Jr.
Secretary

2

EXHIBIT A
CERTIFICATE OF INCORPORATION
OF
CALLON PETROLEUM COMPANY
          1. The name of the corporation is Callon Petroleum Company.
          2. The address of its registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000), and the par value of each of such share is one cent ($0.01), amounting in the aggregate to One Hundred Thousand dollars ($100,000.00).

1.

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.
          6. The name and mailing address of the incorporator is as follows:

Name	Address

Pauline D. Williams	One Market Plaza
Spear Street Tower
San Francisco, CA 94105
          7. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation’s stock holders, further reductions in the liability of the corporation’s directors for breach of fiduciary duty, then a Director of the corporation shall not be liable for any such breach to the

2.

fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

3.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:29 PM 09/16/1994
944174622 — 2018366
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Callon Petroleum Company, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:
     RESOLVED, that the certificate of Incorporation of the Corporation be amended by changing section 1 so that, as amended, Section 1 shall be and read as follows:
          “1. The name of the corporation is Callon Petroleum Operating Company.”
     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to the amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the amendment was duly adopted in accordance with the applicable provisions in Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Fred L. Gallon, its President, and attested by H. Michael Tatum, Jr., its Secretary, this 16th day of September, 1994.

CALLON PETROLEUM COMPANY
/s/ Fred L. Callon
Fred L. Callon, President

ATTEST:
By:	/s/ H. Michael Tatum, Jr.
H. Michael Tatum, Jr., Secretary

CERTIFICATE OF MERGER
MERGING
ESCUHBIA OIL COMPANY
INTO
GALLON PETROLEUM OPERATING COMPANY
     Callon Petroleum Operating Company does hereby certify as follows:
     FIRST: That the name and state of incorporation of each of the constituent corporations to the merger is as follows:
     Callon Petroleum Operating Company, a Delaware corporation; and
      Escuhbia Oil Company, an Alabama corporation.
     SECOND: That an Agreement of Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.
     THIRD: That the name of the surviving corporation is Callon Petroleum Operating Company.
     FOURTH. That the certificate of incorporation of Callon Petroleum Operating Company, a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.
     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of Callon Petroleum Operating Company, the surviving corporation, at:
200 North Canal Street
Natchez, Mississippi 39120
     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by Callon Petroleum Operating Company, the surviving corporation, on request and without cost to any stockholder of a constituent corporation.
     SEVENTH: The authorized capital stock of Escuhbia Oil Company is 5,000 shares of Common Stock with a par value of $1.00 per share.
     IN WITNESS WHEREOF, Callon Petroleum Operating Company has caused this certificate to be signed by its President and attested by its Secretary, this 29TH day of August, 1995.

By:	/s/ Fred L. Callon
Fred L. Callon President

Attest:	STATE OF DELAWARE
/s/ H. Michael Tatum, Jr.	SECRETARY OF STATE
H. Michael Tatum, Jr., Secretary	DIVISION OF CORPORATIONS
FILED 12:30 PM 09/14/1995 950209044 — 201B36G

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 01/18/2000 001025238 — 2018366
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CALLON PETROLEUM OPERATING COMPANY
     Callon Petroleum Operating Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:
     RESOLVED, that, to effect the reverse stock split, the Certificate of Incorporation of the Corporation shall be amended by deleting Article 4 and substituting thereof the following new Article 4:
“4. The total number of shares of common stock which the corporation shall have authority to issue is Three Thousand (3,000) with a par value of $0.01 per share (“Common Stock”).
Each 900 shares of the corporation’s Common Stock issued at the time that a Certificate of Amendment containing this amendment is filed with the Delaware Secretary of State shall be automatically changed and reclassified without further action into one fully paid and nonassessable share of the corporation’s Common Stock, provided that no fractional shares shall be issued pursuant to such change and reclassification. The corporation shall pay to each Stockholder who would otherwise be entitled to fractional shares as a result of such reverse stock split the fair value of the fractional share as determined by the corporation’s accountant from the corporation’s books and records. Such determination by the corporation’s accountant shall be final, conclusive and binding on all parties.”
     SECOND: That in lieu of a meeting and vote of its stockholders, the sole stockholder of the Corporation has given its written consent to the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers on January 13, 2000.

CALLON PETROLEUM OPERATING COMPANY
By:	/s/ Fred L. Callon
Fred L. Callon, President

By:	/s/ H. Michael Tatum
H. Michael Tatum, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GALLON PETROLEUM OPERATING COMPANY
     Callon Petroleum Operating Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:
     RESOLVED, that, to effect the reverse stock split, the Certificate of Incorporation of the Corporation shall be amended by deleting Article 4 and substituting thereof the following new Article 4:
“4. The total number of shares of common stock which the corporation shall have authority to issue is Three Thousand (3,000) with a par value of $0.01 per share (“Common Stock”).
Each 900 shares of the corporation’s Common Stock issued at the time that a Certificate of Amendment containing this amendment is filed with the Delaware Secretary of State shall be automatically changed and reclassified without further action into one fully paid and nonassessable share of the corporation’s Common Stock, provided that no fractional shares shall be issued pursuant to such change and reclassification. The corporation shall pay to each stockholder who would otherwise be entitled to fractional shares as a result of such reverse stock split the fair value of the fractional share as determined by the corporation’s accountant from the corporation’s books and records. Such determination by the corporation’s accountant shall be final, conclusive and binding on all parties.”
     SECOND: That in lieu of a meeting and vote of its stockholders, the sole stockholder of the Corporation has given its written consent to the amendment accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 03/21/2000 001154252 — 2018366

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers on March 28, 2000.

CALLON PETROLEUM OPERATING COMPANY
By:	/s/ John S. Weatherly
John S. Weatherly Senior Vice-President and Chief Financial Officer